Exhibit 10.14

CANCELLATION AGREEMENT

THIS CANCELLATION AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of __________________, 2014 (the “Effective Date”), by and between Mark J. Costa (“Executive”) and Eastman Chemical Company, a Delaware corporation (the “Company”).

Statement of Purpose

Executive has been employed by the Company in accordance with that certain Employment Agreement dated May 4, 2006, as subsequently amended (the “Employment Agreement”). Executive’s employment pursuant to the Employment Agreement is “at will” and not for any term. In connection with Executive’s promotion to Chief Executive Officer of the Company, the parties have mutually determined to cancel the Employment Agreement as of the Effective Date in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing statement of purpose and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Employment Agreement. The Employment Agreement is cancelled as of the Effective Date, and shall cease thereafter to have any further force or effect. Executive shall remain in “at will” employment with the Company on and after the Effective Date.

2. No Effect on Plans, Arrangements or Other Agreements. Nothing in this Cancellation Agreement shall restrict or modify in any way Executive’s rights or obligations under (a) any compensation or benefit plan or arrangement of the Company or (b) any agreement between Executive and the Company, other than the Employment Agreement. Nothing in this Cancellation Agreement will have any effect on benefits contained in the Employment Agreement which have accrued at the time of the signing of this Cancellation Agreement.

3. Miscellaneous.

(a) Governing Law. This Agreement, its application and interpretation, and all rights and obligations of the parties hereunder shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c) Entire Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto.

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(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.

(e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

EASTMAN CHEMICAL COMPANY

By: ______________________________

Name: ____________________________

Title: _____________________________

__________________________________
Mark J. Costa

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